                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              U.S. MICROBICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                                                88-0990371
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

        5922-B Farnsworth Court
         Carlsbad, California                                       92008
----------------------------------------                       -----------------
(Address of principal executive offices)                          (Zip Code)

                   U.S. Microbics, Inc. 2001 Consultants Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                             5922-B Farnsworth Court
                           Carlsbad, California 92008
                                 (760) 918-1860


                                          CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)            SHARE                PRICE           REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock
----------------------- --------------------- -------------------- --------------------- --------------------

(1) No additional shares are being registered under this Post Effective Amendment No. 5 Registration Statement. Amount was previously paid under SEC File No. 333-63558 on or about September 20, 2001.

                        GENERAL INSTRUCTION E INFORMATION

This Post-Effective Amendment No. 5 on Form S-8 Registration Statement is being filed for the purpose of revising the information included in the section entitled "Selling Securityholders" which appears in the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2001, as amended by Post-Effective Amendment No. 1 filed on September 20, 2001, Post-Effective amendment No. 2 filed on November 13, 2001, Post-Effective Amendment No.3 filed on March 2, 2002 and Post-Effective Amendment No. 4 filed on May 10, 2002.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2001 (Registration No. 333-63558), as amended by Post-Effective Amendments Nos. 1,2,3 is hereby incorporated by reference.

The following supersedes and replaces the section entitled "Selling Securityholders":

                             SELLING SECURITYHOLDERS

         The following table provides certain information with respect to the selling security holders' beneficial ownership of Common Stock as of June 19 2002, and as adjusted to give effect to the sale of all of the shares offered hereby.

                                                                      NUMBER OF SHARES
                                                                   BENEFICIALLY OWNED AFTER
                                                                          OFFERING (6)
                         NUMBER OF SHARES                        ----------------------------
                       BENEFICIALLY OWNED    NUMBER OF SHARES    NUMBER OF
       NAME              BEFORE OFFERING      BEING OFFERED      SHARES           PERCENTAGE
--------------------   ------------------    ----------------    ----------       ----------
Robert C. Brehm (1)            6,038,765              15,886     6,022,879            17.15
Mery C. Robinson (2)           6,537,502              18,284     6,519,218            18.67
Conrad Nagel (3)                 408,190               6,733       401,457             <1.0
Bruce Beattie (4)                167,563               3,829       163,734             <1.0
Roger K. Knight (5)            1,068,615              80,000       986,615             2.92

------------------

(1)  Mr. Brehm is our CEO and a director since July 1997.

(2)  Ms. Robinson is our COO and a director since September 1997.

(3)  Mr. Nagel is our CFO since August 1998

(4)  Mr. Beattie is the President of our subsidiary SSWM since August 2000.

(5)  Mr. Knight is a Vice President and a director since July 1997

(6) Assumes that all shares will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 5 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 20, 2002.

                                        U.S. MICROBICS, INC.

                                        By:  /s/ Robert C. Brehm
                                            ------------------------------------
                                            Robert C. Brehm, President

         Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 5 Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2002.

          /s/ Robert Brehm                  President and Director
        -------------------------------
        Robert Brehm

          /s/ Mery Robinson                 Chief Operating Officer and Director
        -------------------------------
        Mery Robinson

          /s/ Conrad Nagel                  Chief Financial Officer
        -------------------------------     (Principal Financial and
        Conrad Nagel                        Accounting Officer)

          /s/ Roger K. Knight               Vice President and Director
        -------------------------------
        Roger K. Knight

          /s/ Robert Key                    Director
        -------------------------------
        Robert Key